EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Miller/Howard Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Miller/Howard Funds Trust for the period ended April 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Miller/Howard Funds Trust for the stated period.

/s/ Annemarie Gilly		/s/ Paul Brook
Annemarie Gilly		Paul Brook
President,		Chief Financial Officer,
Miller/Howard Funds Trust		Miller/Howard Funds Trust

Dated:	July 7, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Miller/Howard Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.